Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATIONS

I, Jeffrey S. Lee, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Cornerstone Building Brands, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022

By:	/s/ Jeffrey S. Lee
Jeffrey S. Lee
Executive Vice President, Chief Financial Officer and Chief Accounting Officer